Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
October 29, 2012

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NET OPERATING INCOME BEFORE INCOME TAXES OF $90 MILLION, OR $0.27 PER DILUTED SHARE, AND NET EARNINGS OF $196 MILLION, OR $0.60 PER DILUTED SHARE

Bethesda, MD - October 29, 2012 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) before income taxes for the quarter ended September 30, 2012 of $90 million, or $0.27 per diluted share. NOI after income taxes for the quarter was $71 million, or $0.22 per diluted share, and net earnings for the quarter were $196 million, or $0.60 per diluted share. As of September 30, 2012, net asset value (“NAV”) per share was $17.39, a 5%, or $0.77 per share, increase from the June 30, 2012 NAV per share of $16.62.

Q3 2012 FINANCIAL SUMMARY

•	$0.27 NOI before income taxes per diluted share, or $90 million

✓	$25 million increase over Q3 2011

✓	$0.22 NOI after income taxes per diluted share, or $71 million

•	$0.22 net realized earnings per diluted share, or $72 million

✓	$26 million decrease over Q3 2011

•	$0.38 net unrealized appreciation per diluted share, or $124 million

✓	$686 million improvement over Q3 2011

•	$0.60 net earnings per diluted share, or $196 million

✓	$660 million improvement over Q3 2011

•	$136 million of cash proceeds from realizations

•	$150 million of securitized debt repaid

•	11.4 million shares of American Capital common stock repurchased, totaling $125 million

✓	$10.99 average price per share

✓	$0.23 accretive to NAV per share

•	$17.39 NAV per share

✓	$0.77 per share, or 5%, increase over Q2 2012

“NAV per share grew by $0.77 for the quarter to $17.39, delivering a 19% annualized return for the quarter,” said Malon Wilkus, Chairman and Chief Executive Officer. “In the past three months, our operating companies, excluding American Capital, LLC, experienced slight aggregate revenue growth and modest adjusted EBITDA growth, year over year. Over the same period, European Capital's portfolio companies experienced moderate aggregate revenue growth and modest adjusted EBITDA declines. Additionally, the fair value of our investment in European Capital also appreciated, primarily because of an increase in the stock price to NAV ratio of comparable public funds and the appreciation of the Euro against the U.S. dollar. We are also pleased to continue to grow our funds under management, with the closing of a second managed CLO during the quarter and the raising $1.2 billion of equity by American Capital Agency Corp. As a result of the increase in the assets under management by American Capital, LLC, our investment in American Capital, LLC maintained its fair value despite a reduction in its forecasted growth.”

American Capital, Ltd.
October 29, 2012

PORTFOLIO VALUATION
For the quarter ended September 30, 2012, net unrealized appreciation, before income taxes, totaled $144 million. The primary components of the net unrealized appreciation were:

•	$41 million net unrealized appreciation from American Capital's private finance portfolio, generally as a result of improved portfolio company performance and improved multiples;

•	$20 million net unrealized appreciation from American Capital's structured products investments, generally as a result of improved projected cash flows; and

•
$77 million net unrealized appreciation in American Capital's investment in European Capital, primarily due to a strengthening of the Euro and a decrease in the implied discount to European Capital's NAV.

✓	The Company's equity investment in European Capital was valued at $651 million as of September 30, 2012, or 75% of NAV, compared to $574 million as of June 30, 2012, or 70% of NAV.

PORTFOLIO REALIZATIONS AND PERFORMANCE
In the third quarter of 2012, $136 million of cash proceeds were received from realizations of portfolio investments. American Capital made $6 million in new committed investments during the quarter. The weighted average effective interest rate on American Capital's debt investments as of September 30, 2012 was 11.1%, 10 basis points higher than the June 30, 2012 rate of 11.0%. As of September 30, 2012, loans with a fair value of $252 million were on non-accrual, representing 12.5% of total loans at fair value, compared to $243 million fair value of non-accrual loans, or 12.3% of total loans at fair value as of June 30, 2012. The $9 million increase in the fair value of loans on non-accrual was generally driven by appreciation in the fair value of loans already on non-accrual status.

STOCK REPURCHASE AND DIVIDEND PROGRAM
During the third quarter of 2011, American Capital's Board of Directors adopted a program that may provide for repurchases of shares or dividend payments through December 31, 2013. Under the program, American Capital will consider quarterly setting an amount to be utilized for stock repurchases or dividends.  Generally, the amount may be utilized for repurchases if the price of American Capital's common stock represents a discount to the NAV of its shares, and the amount may be utilized for the payment of cash dividends if the price of American Capital's common stock represents a premium to the NAV of its shares.

In determining the quarterly amount for repurchases or dividends, the Company's Board will be guided by the Company's cumulative net cash provided by operating activities in the prior quarter and since the beginning of 2012, cumulative repurchases or dividends, cash on hand, debt service considerations, investment plans, forecasts of financial liquidity and economic conditions, operational issues and the then current trading price of American Capital stock.

The repurchase and dividend program may be suspended, terminated or modified at any time for any reason.  The program does not obligate American Capital to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases. During the third quarter of 2012, American Capital made open market purchases of 11.4 million shares, or $125 million, of American Capital common stock at an average price of $10.99 per share. Since the inception of the program, American Capital has made open market purchases of 43.6 million shares, or $392 million, of American Capital common stock at an average price of $9.00 per share.

American Capital, Ltd.
October 29, 2012

CAPITAL MANAGEMENT
“During the quarter, we continued to strengthen our balance sheet and lower our cost of capital as we refinanced our secured debt with a $600 million four-year secured term facility and obtained a new $250 million four-year secured revolving credit facility,” said John Erickson, Chief Financial Officer. “Relative to the facility it replaced and assuming drawing 75% of the secured revolving credit facility, we lowered our cost of debt capital by approximately 3.5%. We also repaid an additional $150 million on our debt that is securitized in the business loan trusts (BLT's). Given our strong liquidity and balance sheet, we are able to enhance shareholder value with our share repurchase program. With 11.4 million of share repurchases during the quarter, we have now repurchased 12% of our shares issued at June 30, 2011 through September 30, 2012, which has accreted $0.90 to NAV per share.”

American Capital, Ltd.
October 29, 2012

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of September 30, 2012, December 31, 2011 and September 30, 2011
(in millions, except per share amounts)

	Q3	Q4	Q3 2012 Versus Q4 2011		Q3	Q3 2012 Versus Q3 2011
	2012	2011	$	%	2011	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $5,943, $6,739 and $7,148, respectively)	$5,309	$5,130	$179	3%	$5,295	$14	—
Cash and cash equivalents	304	204	100	49%	187	117	63%
Restricted cash and cash equivalents	21	80	(59)	(74%)	85	(64)	(75%)
Interest receivable	19	24	(5)	(21%)	25	(6)	(24%)
Deferred tax asset, net	511	428	83	19%	—	511	100%
Derivative agreements at fair value	10	10	—	—	13	(3)	(23%)
Other	92	85	7	8%	87	5	6%
Total assets	$6,266	$5,961	$305	5%	$5,692	$574	10%

Liabilities and Shareholders' Equity
Debt	$803	$1,251	$(448)	(36%)	$1,519	$(716)	(47%)
Derivative agreements at fair value	40	99	(59)	(60%)	108	(68)	(63%)
Other	47	48	(1)	(2%)	49	(2)	(4%)
Total liabilities	890	1,398	(508)	(36%)	1,676	(786)	(47%)

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 315.4, 336.4 and 344.8 issued and 309.2, 329.1 and 337.0 outstanding, respectively	3	3	—	—	3	—	—
Capital in excess of par value	6,853	7,053	(200)	(3%)	7,100	(247)	(3%)
Distributions in excess of net realized earnings	(974)	(999)	25	3%	(1,137)	163	14%
Net unrealized depreciation of investments	(506)	(1,494)	988	66%	(1,950)	1,444	74%
Total shareholders' equity	5,376	4,563	813	18%	4,016	1,360	34%
Total liabilities and shareholders' equity	$6,266	$5,961	$305	5%	$5,692	$574	10%

NAV per common share outstanding	$17.39	$13.87	$3.52	25%	$11.92	$5.47	46%

American Capital, Ltd.
October 29, 2012

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Nine Months Ended September 30, 2012 and 2011
(in millions, except per share data)
(unaudited)

			Three Months Ended				Nine Months Ended
	Three Months Ended		September 30,		Nine Months Ended		September 30,
	September 30,		2012 Versus 2011		September 30,		2012 Versus 2011
	2012	2011	$	%	2012	2011	$	%

OPERATING REVENUE
Interest and dividend income	$142	$117	$25	21%	$429	$394	$35	9%
Fee income	12	13	(1)	(8%)	37	37	—	—
Total operating revenue	154	130	24	18%	466	431	35	8%

OPERATING EXPENSES
Interest	15	20	(5)	(25%)	47	69	(22)	(32%)
Salaries, benefits and stock-based compensation	34	33	1	3%	108	107	1	1%
General and administrative	15	12	3	25%	43	36	7	19%
Total operating expenses	64	65	(1)	(2%)	198	212	(14)	(7%)

NET OPERATING INCOME BEFORE INCOME TAXES	90	65	25	38%	268	219	49	22%

Tax (provision) benefit	(19)	—	(19)	(100%)	46	—	46	100%
NET OPERATING INCOME	71	65	6	9%	314	219	95	43%

Loss on extinguishment of debt, net of tax	(3)	—	(3)	(100%)	(3)	—	(3)	(100%)

Net realized gain (loss)
Portfolio company investments	5	44	(39)	(89%)	(280)	(181)	(99)	(55%)
Foreign currency transactions	—	(1)	1	100%	1	—	1	100%
Derivative agreements	(5)	(10)	5	50%	(84)	(37)	(47)	(127%)
Tax benefit	4	—	4	100%	78	—	78	100%
Total net realized gain (loss)	4	33	(29)	(88%)	(285)	(218)	(67)	(31%)

NET REALIZED EARNINGS	72	98	(26)	(27%)	26	1	25	2,500%

Net unrealized appreciation (depreciation)
Portfolio company investments	109	(477)	586	NM	983	337	646	192%
Foreign currency translation	29	(80)	109	NM	(9)	34	(43)	NM
Derivative agreements	6	(5)	11	NM	59	8	51	638%
Tax provision	(20)	—	(20)	(100%)	(46)	—	(46)	(100%)
Total net unrealized appreciation (depreciation)	124	(562)	686	NM	987	379	608	160%

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS (LOSS)")	$196	$(464)	$660	NM	$1,013	$380	$633	167%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.22	$0.19	$0.03	16%	$0.97	$0.63	$0.34	54%
Diluted	$0.22	$0.19	$0.03	16%	$0.94	$0.61	$0.33	54%

NET REALIZED EARNINGS PER COMMON SHARE
Basic	$0.23	$0.28	$(0.05)	(18%)	$0.08	$—	$0.08	100%
Diluted	$0.22	$0.28	$(0.06)	(21%)	$0.08	$—	$0.08	100%

NET EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.62	$(1.34)	$1.96	NM	$3.13	$1.10	$2.03	185%
Diluted	$0.60	$(1.34)	$1.94	NM	$3.04	$1.06	$1.98	187%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	316.4	345.3	(28.9)	(8%)	323.9	346.2	(22.3)	(6%)
Diluted	327.3	345.3	(18.0)	(5%)	333.6	359.1	(25.5)	(7%)
______________________________
NM = Not meaningful

American Capital, Ltd.
October 29, 2012

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended September 30, 2012, June 30, 2012 and September 30, 2011
(in millions, except per share data)
(unaudited)

			Q3 2012 Versus Q2 2012			Q3 2012 Versus Q3 2011
	Q3 2012	Q2 2012	$	%	Q3 2011	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,266	$6,325	$(59)	(1%)	$5,692	$574	10%
Externally Managed Assets at Fair Value(1)	111,566	93,845	17,721	19%	50,941	60,625	119%
Total	$117,832	$100,170	$17,662	18%	$56,633	$61,199	108%

Third-Party Earning Assets Under Management(2)	$12,359	$10,991	$1,368	12%	$6,496	$5,863	90%
Total Earning Assets Under Management(3)	$18,567	$17,245	$1,322	8%	$12,134	$6,433	53%

New Investments
Senior Debt	$—	$43	$(43)	(100%)	$27	$(27)	(100%)
Mezzanine Debt	—	29	(29)	(100%)	57	(57)	(100%)
Preferred Equity	6	—	6	100%	—	6	100%
Common Equity	—	30	(30)	(100%)	43	(43)	(100%)
Equity Warrants	—	1	(1)	(100%)	1	(1)	(100%)
Total	$6	$103	$(97)	(94%)	$128	$(122)	(95%)

Financing for Private Equity Buyouts	$—	$22	$(22)	(100%)	$15	$(15)	(100%)
Investments in Managed Funds	—	—	—	—	40	(40)	(100%)
American Capital Buyouts	—	—	—	—	1	(1)	(100%)
Add-on Investment in American Capital, LLC	—	30	(30)	(100%)	11	(11)	(100%)
Add-on Financing for Acquisitions	6	3	3	100%	57	(51)	(89%)
Add-on Financing for Working Capital in Distressed Situations	—	2	(2)	(100%)	2	(2)	(100%)
Add-on Financing for Growth and Working Capital	—	4	(4)	(100%)	2	(2)	(100%)
Add-on Financing for Recapitalizations, not Including Distressed Investments	—	42	(42)	(100%)	—	—	—
Total	$6	$103	$(97)	(94%)	$128	$(122)	(95%)

Realizations
Sale of Equity Investments	$56	$42	$14	33%	$127	$(71)	(56%)
Principal Prepayments	24	223	(199)	(89%)	96	(72)	(75%)
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted Original Issue Discounts	42	56	(14)	(25%)	16	26	163%
Scheduled Principal Amortization	14	11	3	27%	11	3	27%
Loan Syndications and Sales	—	—	—	—	10	(10)	(100%)
Total	$136	$332	$(196)	(59%)	$260	$(124)	(48%)

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$10	$8	$2	25%	$96	$(86)	(90%)
Gross Realized Loss	(5)	(171)	166	97%	(52)	47	90%
Portfolio Net Realized Gain (Loss)	5	(163)	168	103%	44	(39)	(89%)
Foreign Currency Transactions	—	—	—	—	(1)	1	100%
Derivative Agreements	(5)	(71)	66	93%	(10)	5	50%
Tax Benefit	4	52	(48)	(92%)	—	4	100%
Net Realized Gain (Loss)	4	(182)	186	102%	33	(29)	(88%)

Gross Unrealized Appreciation of Private Finance Portfolio Investments	152	133	19	14%	82	70	85%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(111)	(53)	(58)	(109%)	(285)	174	61%
Net Unrealized Appreciation (Depreciation) of Private Finance Portfolio Investments	41	80	(39)	(49%)	(203)	244	NM
Unrealized Appreciation (Depreciation) of European Capital Investment	65	(98)	163	166%	(248)	313	NM
Unrealized (Depreciation) Appreciation of European Capital Foreign Currency Translation	(15)	33	(48)	NM	25	(40)	NM
Unrealized Appreciation (Depreciation) of American Capital, LLC	1	41	(40)	(98%)	(47)	48	NM

American Capital, Ltd.
October 29, 2012

Unrealized Appreciation of American Capital Mortgage Investment Corp.	—	5	(5)	(100%)	—	—	—
Net Unrealized Appreciation of Structured Products	20	4	16	400%	6	14	233%
Reversal of Prior Period Net Unrealized (Appreciation) Depreciation Upon Realization	(3)	182	(185)	NM	(10)	7	70%
Net Unrealized Appreciation (Depreciation) of Portfolio Company Investments	109	247	(138)	(56%)	(477)	586	NM
Foreign Currency Translation - European Capital	27	(73)	100	NM	(77)	104	NM
Foreign Currency Translation - Other	2	(3)	5	NM	(3)	5	NM
Derivative Agreements	6	4	2	50%	(6)	12	NM
Reversal of Prior Period Net Unrealized Depreciation Upon Realization of Terminated Swaps	—	55	(55)	(100%)	1	(1)	(100%)
Tax Provision	(20)	(5)	(15)	(300%)	—	(20)	(100%)
Net Unrealized Appreciation (Depreciation) of Investments	124	225	(101)	(45%)	(562)	686	NM

Net Gains, Losses, Appreciation and Depreciation	$128	$43	$85	198%	$(529)	$657	NM

Other Financial Data
NAV per Share	$17.39	$16.62	$0.77	5%	$11.92	$5.47	46%
Debt at Cost	$803	$941	$(138)	(15%)	$1,519	$(716)	(47%)
Debt at Fair Value	$797	$928	$(131)	(14%)	$1,443	$(646)	(45%)
Market Capitalization	$3,509	$3,196	$313	10%	$2,299	$1,210	53%
Total Enterprise Value(4)	$4,008	$3,831	$177	5%	$3,631	$377	10%
Asset Coverage Ratio	769%	661%			364%
Debt to Equity Ratio	0.1x	0.2x			0.4x
Credit Quality
Weighted Average Effective Interest Rate on Debt Investments at Period End	11.1%	11.0%			10.3%
Loans on Non-Accrual at Cost	$370	$402	$(32)	(8%)	$569	$(199)	(35%)
Loans on Non-Accrual at Fair Value	$252	$243	$9	4%	$173	$79	46%
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	17.4%	18.8%			18.6%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	12.5%	12.3%			6.6%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	68.1%	60.4%			30.4%
Past Due Loans at Cost	$9	$9	$—	—	$3	$6	200%
Debt to Equity Conversions at Cost	$2	$38	$(36)	(95%)	$—	$2	100%
Return on Average Equity
LTM Net Operating Income Return on Average Equity at Cost	9.1%	9.0%			4.8%
LTM Net Realized Earnings Return on Average Equity at Cost	2.8%	3.2%			0.1%
LTM Net Earnings Return on Average Equity at Fair Value	33.0%	20.1%			19.4%
Current Quarter Annualized Net Operating Income Return on Average Equity at Cost	4.8%	13.1%			4.3%
Current Quarter Annualized Net Realized Earnings Return on Average Equity at Cost	5.2%	0.9%			6.6%
Current Quarter Annualized Net Earnings (Loss) Return on Average Equity at Fair Value	14.7%	18.3%			(43.4%)
______________________________
NM = Not meaningful

(1)
Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., European Capital, American Capital Equity I, American Capital Equity II, ACAS CLO 2007-1 and ACAS CLO 2012-1, less American Capital's investment in the funds. Total assets of American Capital Mortgage Investment Corp. are as of June 30, 2012.

(2)	Represents third-party earning assets under management from which the associated base management fees are calculated.

(3)
Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4)	Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

American Capital, Ltd.
October 29, 2012

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited) Aggregate	Pre- 2001		2001	2002		2003		2004		2005		2006		2007		2008		2011		2012		Pre-2001 - 2012 Static Pools Aggregate
IRR at Fair Value of All Investments(2)	8.2%		18.1%	8.1%		20.5%		13.5%		12.6%		10.6%		(3.6%)		7.6%		24.4%		11.9%		8.7%
IRR of Exited Investments(3)	9.2%		18.6%	9.7%		20.0%		16.7%		21.9%		7.3%		(6.5%)		3.7%		35.1%		N/A		10.1%
IRR at Fair Value of Equity Investments Only(2)(4)(5)	6.2%		46.4%	11.2%		27.9%		26.1%		11.4%		14.9%		(7.7%)		19.8%		31.4%		N/A		11.2%
IRR of Exited Equity Investments Only(3)(4)(5)	10.9%		46.4%	21.4%		36.7%		49.0%		50.8%		11.5%		9.5%		35.3%		35.1%		N/A		26.8%
IRR at Fair Value of All One Stop Buyout® Investments(2)	1.8%		17.1%	10.6%		19.1%		15.9%		28.5%		12.9%		2.5%		15.3%		—%		N/A		13.7%
IRR at Fair Value of Current One Stop Buyout® Investments(2)	10.0%		N/A	(0.4%)		17.8%		7.0%		24.0%		11.6%		0.1%		15.4%		—%		N/A		11.3%
IRR of Exited One Stop Buyout® Investments(3)	1.4%		17.1%	14.7%		16.3%		26.0%		30.5%		10.6%		14.9%		13.9%		N/A		N/A		15.3%
Committed Investments(7)	$1,065		$376	$966		$1,436		$2,267		$4,856		$5,267		$7,495		$1,039		$137		$22		$24,926
Total Exits and Prepayments of Committed Investments(7)	$999		$367	$836		$1,267		$1,987		$2,597		$4,243		$5,132		$503		$40		$—		$17,971
Total Interest, Dividends and Fees Collected	$408		$148	$349		$456		$697		$1,223		$1,277		$1,249		$358		$11		$—		$6,176
Total Net Realized (Loss) Gain on Investments	$(135)		$(23)	$(118)		$143		$16		$375		$(306)		$(1,131)		$(115)		$9		$—		$(1,285)
Current Cost of Investments	$74		$4	$114		$162		$271		$1,971		$916		$1,991		$349		$70		$21		$5,943
Current Fair Value of Investments	$34		$—	$80		$339		$192		$2,016		$1,039		$1,201		$316		$71		$21		$5,309
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.6%		—%	1.5%		6.4%		3.6%		38.0%		19.6%		22.6%		6.0%		1.3%		0.4%		100.0%
Net Unrealized (Depreciation) Appreciation	$(40)		$(4)	$(34)		$177		$(79)		$45		$123		$(790)		$(33)		$1		$—		$(634)
Non-Accruing Loans at Cost	$—		$—	$26		$—		$30		$58		$47		$187		$22		$—		$—		$370
Non-Accruing Loans at Fair Value	$—		$—	$15		$—		$9		$40		$17		$147		$24		$—		$—		$252
Equity Interest at Fair Value(4)	$8		$—	$—		$302		$117		$1,654		$501		$365		$104		$5		$—		$3,056
Debt to Adjusted EBITDA(8)(9)(10)(11)(14)	7.0		NM	12.3		3.0		5.0		1.8		4.1		6.2		5.8		5.4		6.7		4.3
Interest Coverage(10)(11)(14)	1.8		NM	1.3		3.6		2.7		4.9		2.8		2.2		2.4		1.9		4.3		3.3
Debt Service Coverage(10)(11)(14)	1.8		NM	1.3		3.2		1.9		0.5		2.4		2.0		2.1		1.7		3.8		1.7
Average Age of Companies(11)(14)	40	yrs	—	28	yrs	40	yrs	52	yrs	16	yrs	38	yrs	31	yrs	18	yrs	25	yrs	31	yrs	28	yrs
Diluted Ownership Percentage(4)(15)	66%		—%	—%		56%		80%		91%		46%		60%		55%		25%		—%		74%
Average Revenue(11)(12)(14)	$50		$—	$42		$225		$67		$168		$170		$197		$84		$152		$261		$167
Average Adjusted EBITDA(8)(11)(14)	$5		$—	$8		$49		$14		$71		$44		$36		$19		$43		$84		$46
Total Revenue(11)(12)	$83		$216	$76		$1,509		$365		$1,300		$3,031		$4,563		$1,186		$441		$557		$13,327
Total Adjusted EBITDA(8)(11)	$7		$2	$11		$211		$56		$301		$425		$734		$206		$145		$176		$2,274
% of Senior Loans(10)(11)(13)	75%		—%	59%		—%		27%		36%		19%		60%		30%		38%		100%		42%
% of Loans with Lien(10)(11)(13)	100%		—%	100%		100%		100%		97%		94%		89%		67%		38%		100%		72%

Majority Owned Portfolio Companies (“MOPC”)(6)	Pre-2001 - 2012 Static Pools Aggregate
Total Number of MOPC	44
Total Revenue(12)	$3,221
Total Gross Profit(12)	$1,612
Total Adjusted EBITDA(8)	$716

Total Capital Expenditures(12)	$105
Total Current ACAS Investment in MOPC at Fair Value	$3,460
Total Current ACAS Investment in MOPC at Cost Basis	$3,240
Total Current ACAS Debt Investment in MOPC at Fair Value	$1,264
Total Current ACAS Debt Investment in MOPC at Cost Basis	$1,341
Diluted Ownership Percentage of ACAS in MOPC(15)	72%

Total Cash(16)	$205
Total Assets(16)	$4,403
Total Debt(16)	$3,484
Total Third-party Debt at Cost(16)	$1,707
Total Shareholders' Equity(16)(17)	$3,214
———————

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

2)	Assumes investments are exited at current fair value.

3)	Includes fully exited investments of existing portfolio companies.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
MOPC investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Excludes our investment in European Capital.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)	For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)	Excludes investments in which we own only equity.

11)	Excludes investments in Structured Products and managed funds.

12)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

13)	As a percentage of our total debt investments.

14)	Weighted average based on fair value.

15)	Weighted average based on fair value of equity investments.

16)	As of the most recent month end available.

17)	Calculated as the estimated enterprise value of the MOPC's less the cost basis of any outstanding debt of the MOPC's.

American Capital, Ltd.
October 29, 2012

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on November 1, 2012 at 2:00 pm ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (877) 270-2148 (U.S. domestic) or (412) 902-6510 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call. Callers who do not plan on asking a question and have access to the internet are asked to utilize the webcast. The shareholder call may be postponed depending on when equity markets reopen following Hurricane Sandy.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q3 2012 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on November 1, 2012. In addition, there will be a phone recording available from 4:00 pm ET November 1, 2012 until 9:00 am ET November 16, 2012. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10019010.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $18.6 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $118 billion of total assets under management (including levered assets). From its seven offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $500 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company's subsequent periodic filings. Copies are available on the SEC's website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.